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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): OCTOBER 16, 1997



                         FROST HANNA CAPITAL GROUP, INC.




              327 PLAZA REAL, SUITE 319, BOCA RATON, FLORIDA 33432


                                  561-367-1079

Incorporation under the laws of the     Commission File Number       I.R.S. Employer Identification Number

         STATE OF FLORIDA                        6799                              65-0701248


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ITEM 5.  OTHER EVENTS.

         On October 16, 1997, Frost Hanna Capital Group, Inc. (the "Company") consummated an initial public offering (the "Offering") of, 1,100,202 shares (the "Shares") of Common Stock, par value $.0001 per share ("Common Stock"). The Shares were sold at an offering price of $6.00 per Share. Community Investment Services, Inc. (the "Representative"), acted as the representative of the underwriters of the Offering. In accordance with the terms of the Underwriting Agreement dated September 22, 1997, between the Company and the Representative, the Representative was paid 9% of the gross proceeds for commissions and discounts and 2% of the gross proceeds for its non-accountable expense allowance. As of June 30, 1997, the Company had total assets of $210,981. An audited balance sheet as of October 17, 1997 reflecting the consummation of the Offering is attached as an exhibit hereto.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

         (c)      Exhibits.

                  99.1     Audited Balance Sheet.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           FROST HANNA CAPITAL GROUP, INC.



                                           By: /S/ MARK J. HANNA
                                               -------------------------------
                                               Mark J. Hanna, President






 Dated: October 24, 1997






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                                  EXHIBIT INDEX


Exhibit
Number                         Description                            Page
------                         -----------                        ------------


99.1                      Audited Balance Sheet                       F-1









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